Exhibit 10.53

UTAH DEPARTMENT OF HEALTH
DIVISION OF HEALTH CARE FINANCING
PROVIDER AGREEMENT FOR MEDICAID AND UMAP

        This is a Provider Agreement for participation in both Title XIX of the Social Security Act (Medicaid) and the state funded medical assistance program known as the Utah Medical Assistance Program (UMAP).

        This agreement is between the Utah Department of Health, Division of Health Care Financing, hereafter referred to as DEPARTMENT, and                                          (Provider Name), hereafter referred to as PROVIDER.

(Billing Address for PROVIDER) City State Zip	(Practice Address, if different) City State Zip

PROVIDER is (mark one):

Individual	Partnership	Corporation	Other (specify)

Billed charges: The usual and customary charges for the services rendered to the general public.

Immediate access to records: When authorized DEPARTMENT employees request access to records relevant to claims submitted for services furnished under any medical assistance programs without prior notice and without delay. Immediate access shall only be requested when the DEPARTMENT employee reasonably believes the records will be destroyed or altered, and no other less intrusive method of obtaining the records is reasonably available. Unless the authorized DEPARTMENT employee has obtained a search warrant, PROVIDER shall have 24 hours to produce the records.

Medical assistance: Services provided under Medicaid or the UMAP program.

Ownership interest: Direct (or indirect) ownership or control interest totaling 5% or more (see 42 CFR 455.102 to calculate ownership or control percentages).

Provider: The medical professional or organization that executes this agreement as well as any of PROVIDER'S employees or other persons acting for PROVIDER.

Reasonable access to records: A written request from an authorized DEPARTMENT employee requesting access to records relevant to claims submitted for services furnished under any medical assistance programs delivered during normal business hours. The request must include a statement of the authority for the request, the rights of PROVIDER in responding to the request, the reasonable date for producing the records (not less than 5 business days after the request), and the location where access to the records is to be allowed.

Recipient: A resident of the State of Utah who is eligible for and received services under medical assistance programs.

Sanctioned individuals: Anyone on any exclusion list maintained by the state or federal government.

Significant business transaction: Any series of transactions during one fiscal year which exceeds $25,000.

Subcontractor: (a) an individual, agency or organization to which a disclosing entity has contracted or delegated some of its management functions or responsibilities of providing medical care to its patients; or (b) an individual, agency or organization with which a fiscal agent has entered into a contract, agreement or purchase order or lease (or leases of real property) to obtain space, supplies, equipment or services provided under the Medicaid agreement.

Third party: Any insurance company, organization, corporation, program or agency which has a responsibility to pay for all or part of the services rendered to the recipient. This specifically excludes the parents and relatives of the recipient and other parties not mentioned above.

TERMS OF AGREEMENT

I.    DEPARTMENT agrees to:

1.
Enrollment: Enroll PROVIDER in the Medicaid and UMAP Programs if PROVIDER has 1) submitted an application, licensure, and other supporting documentation; 2) agreed to the terms of this contract; and 3) otherwise complies with the requirements for enrollment. Once approved, DEPARTMENT will issue a unique Medicaid Provider Number or will assign a National Provider Identifier, if appropriate, to PROVIDER.

2.
Manual: Furnish to PROVIDER, upon enrollment and on request thereafter, a current copy of the appropriate provider manuals (Utah Medicaid Provider Manual or UMAP Provider Manual). DEPARTMENT will also include PROVIDER on the mailing list for the Medicaid Information Bulletin (MIB) and for updates to the provider manual. DEPARTMENT agrees to include changes to this agreement in the MIB. Department shall establish a process that permits the input of providers and associations representing providers before implementing a significant policy or practice that providers would be expected to comply with under the terms of the agreement. Fee schedules, current provider manuals, a current copy of this agreement, the agreement with the Medicaid Fraud Unit, as well as applicable and appropriate state and federal rules and regulations, to the extent practicable, will also be available for review from the Utah Medicaid internet site (the address at the time of this agreement was http://www.health.state.ut.us/medicaid). Copies will also be available upon request.

3.
Policy, Rules and Regulations: Comply with all appropriate and applicable state and federal rules and regulations, including due process rights of PROVIDER to be free from unreasonable search and seizure and right to counsel.

4.
Civil Rights Information: Supply PROVIDER with statements about civil rights to post as public information. Statements include non-discrimination policy, the availability of language interpretation service, and the procedure for filing civil rights complaints. DEPARTMENT agrees to pay for interpretive services, for eligible Medicaid clients seeking Medicaid covered services in either a fee-for-service or an HMO setting (generally included in the flat fee paid to the HMO).

5.
Payment: Pay PROVIDER for services to Medicaid/UMAP recipients in accordance with the policy and the fee schedule in effect at the time the services are rendered. DEPARTMENT agrees to periodically review provider reimbursement rates in the Medical Care Advisory Committee and to publish the results of the review in the MIB. DEPARTMENT shall give PROVIDER, upon request (also available on the internet as per paragraph 2), the fee schedule appropriate for the type of service rendered by PROVIDER. If DEPARTMENT learns of evidence that a PROVIDER has under billed DEPARTMENT, DEPARTMENT shall promptly inform the PROVIDER. DEPARTMENT agrees to accept amended claims for up to three (3) years after the date of service, if provider has initially filed the claim within the one (1) year federal time limit.

6.
Appeals and Employee Complaint Record: Accept and process appeals in accordance with policy in the provider manual. When a PROVIDER'S billing or coding practices have come under the scrutiny of DEPARTMENT, DEPARTMENT shall inform PROVIDER if DEPARTMENT makes a tentative finding that a billing or coding practice has resulted in an under or overpayment to PROVIDER. A tentative finding shall be reviewed by a nationally credentialed coder employed or contracted by DEPARTMENT before the PROVIDER is notified of the finding if the total amount of all pending overpayments against the PROVIDER is more than $500.00, or after PROVIDER notification if the total amount of all pending overpayments is less than $500.00 and the PROVIDER requests the review within 15 days of receiving the notification. PROVIDER may respond to a tentative finding within 30 days by submitting additional verbal or written information to DEPARTMENT to clarify PROVIDER'S billing practices or correct a possible misunderstanding. PROVIDER may include as additional information the findings and opinion of an independent coding expert retained by PROVIDER. DEPARTMENT agrees to carefully evaluate any additional information from PROVIDER in making its written agency decision. If PROVIDER disagrees with the agency decision, PROVIDER may request an informal conference with a DEPARTMENT representative that was not directly involved in the agency decision. PROVIDER retains all rights to request a review of the agency decision through DEPARTMENT'S established administrative review process, including the right to request a review of an agency decision in the first place without having to either submit additional information or request an informal conference. The Department agrees to establish a process to track provider complaints against employees and to take appropriate administrative action in the event that a pattern of substantiated complaints are found to exist.

7.
Overpayment, Civil Enforcement and Criminal Fraud: Maintain an agreement with the State Medicaid Fraud Unit (MFU) regarding allocation of responsibility between DEPARTMENT and the MFU regarding investigation and prosecution. DEPARTMENT agrees to furnish PROVIDER with a copy of the agreement with the MFU upon request. DEPARTMENT agrees to properly train personnel to assure that judgments about proper coding of claims are reasonable and justified. This may include participation in a national credentialing process. The Department shall also use professional consultants to review billing practices and other information that suggests an investigation of a provider should be commenced. DEPARTMENT shall actively monitor the billing practices of providers and offer training and technical assistance to providers on the normal and customary billing practices of other providers, to allow providers to avoid good faith mistakes in billing practices.

8.
Department Subject to Administrative Procedures Act for Dispute Resolution: All disputes, including those involving suspended payments, are subject to the administrative procedures act (UCA 63-46b). Providers will have full rights to appeal any agency action of the Department against that Provider through an administrative hearing process.

II.    PROVIDER agrees to:

1.
Non-Discrimination: Abide by the provisions of Title VI of the Civil Rights Act of 1964 as amended (42 U.S.C. 2000e) which prohibits discrimination against any employee or applicant for employment or an applicant or recipient of services, on the basis of race, religion, color, national origin, age, or sex. In addition, PROVIDER agrees to abide by the requirements of the Americans with Disabilities Act of 1990, as amended (42 U.S.C. Chapter 126, Section 12101 et seq.), which prohibits discrimination against disabled persons. PROVIDER agrees to abide by Section 504 of the Rehabilitation Act, as amended (45 CFR, Part 85); the Age Discrimination Act of 1975, as amended; as well as other state and federal laws, rules and regulations as amended.

2.
Civil Rights Information: Display civil rights information provided by DEPARTMENT in a conspicuous location.

3.
Policy, Rules and Regulations: Be aware of and comply with policies and procedures in the provider manual and MIBs in effect when the service was rendered. When PROVIDER becomes aware of missing manuals or MIBs, make an immediate request for the material. PROVIDER will comply with all appropriate and applicable state and federal rules and regulations.

4.
Advanced Directives: Home health agencies, hospitals, nursing homes, and hospice providers must comply with the advance directives requirements for applicable provider types as specified in 42 CFR, subpart I.

5.
Services: Provide care and services as authorized by PROVIDER'S license under the laws of the state in which the services are rendered, under the federal regulations, and in accordance with all applicable Medicaid/UMAP regulations.

6.
Third Party Liability: Seek payment for services rendered from all available third party sources prior to billing Medicaid/UMAP as per the Utah Medicaid Provider Manual.

7.
Billing: Submit claims for services in accordance with the Medicaid/UMAP policy in effect at the time of service. When used, PROVIDER will comply with standards for electronic claims submission.

8.
Prohibition on Billing Recipient: Not bill the recipient or otherwise attempt to collect payment for services except as specifically permitted by Medicaid/UMAP policy. PROVIDER may obtain the advance consent of a Medicaid recipient to see the recipient as a private pay patient for a given service, and to bill the recipient, so long as the PROVIDER does not bill Medicaid for the service. For recipients eligible for both Medicaid and Medicare, PROVIDER may make it known to the recipient that they are not a Medicaid participating provider and bill the recipient for the Medicare coinsurance and/or deductible. PROVIDERS must not violate paragraph 1, non-discrimination when making a decision which patient to accept as a Medicaid or Medicare recipient and which shall be private pay. PROVIDER will accept payment or claims adjudication from DEPARTMENT as payment in full for services rendered. For recipients enrolled in a managed care plan, payment from the plan is considered payment in full.

9.
Records: Maintain all records for services rendered under this agreement to fully disclose the extent of services related to billed charges or claims for a minimum of five (5) years after the date of service (or until all audits in process are completed, whichever is later). PROVIDER certifies that all information, reports, and supporting documents are accurate and true to the best of his/her knowledge.

10.
Overpayment: Accept responsibility to substantiate all services provided to Medicaid/UMAP recipients and for correctly filing claims. If PROVIDER receives a Medicaid/UMAP payment in excess of the allowed Medicaid reimbursement amount, PROVIDER must reimburse DEPARTMENT within 30 days of request for repayment by DEPARTMENT, regardless of who caused the overpayment. PROVIDER may challenge any overpayment calculation through an administrative hearing, and the 30-day period will begin upon receipt of final judgment. If not paid within 30 days of discovery, DEPARTMENT may recoup court costs, attorneys' fees, penalties, and other costs necessary to recover the overpayment. Causes of overpayment include lack of documentation for claimed services, improper billing, payments by third parties, failure to supply requested records, failure to disclose ownership interests, failure to disclose persons convicted of crimes associated with medical assistance programs, or failure to disclose sanctioned individuals.

11.
Ownership Disclosure: Conform with 42 CFR 455.100 to 106, concerning disclosure of ownership and other information. This includes submitting in writing under the following conditions: 1) with application, 2) within thirty-five (35) days of any request by DEPARTMENT or its designees, or 3) within 35 days of the date on which the following circumstances come to PROVIDER'S knowledge (or reasonably should have come to PROVIDER'S knowledge), full and complete information about:

1.
The ownership of any subcontractor with whom PROVIDER has had business transactions totaling more than $25,000 during the 12-month period ending on the date of the request or knowledge.

2.
Any significant business transactions between PROVIDER and any wholly owned supplier, or between PROVIDER and any subcontractor, during the 5-year period ending on the date of the request or knowledge.

3.
Any person who has an ownership interest in PROVIDER including: the name and address of each and the name of any other disclosing entity in which they have an ownership interest; and whether any persons named are related to another as spouse, parent, child, or sibling.

12.
Criminal Disclosure: Disclose to DEPARTMENT, any person who is an agent or managing employee of PROVIDER who has been convicted of a criminal offense related to that person's involvement in any medical assistance program since the inception of these programs. PROVIDER agrees to exclude any sanctioned individual from participation under this agreement.

13.
Independent Contractor: Accept the status of an independent contractor without authorization, express or implied, to bind DEPARTMENT or the State of Utah to any agreement, settlement, liability or understanding whatsoever.

14.
Hold Harmless: Indemnify and hold harmless DEPARTMENT for any claims arising out of work performed by PROVIDER under authority of this agreement.

15.
Notification of Adverse Action on License: Notify DEPARTMENT, within thirty (30) days of any adverse action taken by state or federal regulators on PROVIDER'S license that significantly impacts PROVIDER'S ability to provide services to Medicaid recipients.

III.    DEPARTMENT and PROVIDER both agree:

1.
Confidentiality: That neither party will disclose information concerning the care or services given to recipients or other clients except as specifically allowed by state and federal laws and regulations.

2.
Length of Agreement: This agreement will be in effect for a period of at least one year. DEPARTMENT shall periodically (at least every three years) notify PROVIDER that DEPARTMENT intends that this agreement remains in force and supply PROVIDER with a current copy of this agreement. The notice shall also inform PROVIDER of the option to terminate the agreement upon thirty days written notice to the DEPARTMENT.

3.
Modifications to Agreement: No exception, modification, change or amendment to this agreement will be valid unless set forth in a written document signed by both parties, except as set forth in paragraph 2 above.

4.
Suspended Payments: DEPARTMENT may withhold payments, in whole or in part, upon receipt of reliable evidence of fraud or willful misrepresentation as specified in 42 CFR section 455.23. DEPARTMENT shall fully document the reliable evidence it evaluated in making a decision to withhold payment. If DEPARTMENT has evidence of fraud or willful misrepresentation on the part of PROVIDER, DEPARTMENT may notify PROVIDER of the temporary suspension of this agreement. If PROVIDER has been notified of the temporary suspension of this agreement, PROVIDER may not bill for services rendered to eligible individuals during the period of the suspension.

5.
Termination: PROVIDER may terminate this agreement, with or without cause, upon thirty (30) days written advance notice. Payments will be made for services rendered up to and including the date of termination. Termination of this agreement by the Department will be governed by Utah Admin. Code R414-22, Administrative Sanction Procedures and Regulations. PROVIDER will promptly supply all information necessary for the reimbursement of any outstanding claims. An extension of up to 30 days may be granted by DEPARTMENT to allow for continuity of patient care.

6.
Superseding Effect: This agreement supersedes any and all previous agreements between DEPARTMENT and PROVIDER.

7.
Agreement with Health Maintenance Organization (HMO): Medicaid eligible patients seen by PROVIDER under a contract with an HMO, the agreement with the HMO governs the rights and responsibilities of PROVIDER, rather than this agreement.

IV.    Access to Records/Appeals/Legal Rights:

1.
Records Access Authority: Federal rules require Medicaid providers to provide access to medical records upon request by any state or federal government agency conducting a Medicaid audit or investigation. Medicaid recipients and applicants sign a waiver of privacy rights to their Medicaid records for purposes of administering the Medicaid program. By signing this agreement, PROVIDER agrees to provide reasonable access to all requested records relevant to claims submitted for services furnished under any medical assistance programs for auditing and investigative purposes by DEPARTMENT employees. Under extraordinary circumstances as defined in this agreement, PROVIDER agrees to furnish DEPARTMENT with immediate access to records. In such cases, DEPARTMENT shall, at a minimum, disclose to PROVIDER that (1) a request for immediate access is an extraordinary request and (2) that the differences between reasonable access and immediate access are explained in the Provider Agreement. In each case DEPARTMENT shall fully document the extraordinary circumstances that justify the request for immediate access and why no other less intrusive method of obtaining the records was reasonably available. Access to records by the State Medicaid Fraud Unit (MFU) is governed by applicable state and federal law, including 42 CFR 1001.1301 which sets forth (1) the information that must be included in a reasonable, written request for documents and (2) defines immediate access for the MFU and the circumstances under which it must be given. DEPARTMENT may not permit a member of the MFU to state, suggest, or imply that the member is acting on behalf of DEPARTMENT in conducting an audit or investigation unless the audit or investigation is in fact at the request and under the direct supervision and oversight of DEPARTMENT.

2.
Limitation on Authority: This agreement does not confer any authority to search, detain, interrogate, or subpoena records or employees of PROVIDER. Rules regarding subpoenas and search warrants are governed by state and federal law and by the terms stated in each particular warrant or subpoena.

3.
Legal Counsel: Legal counsel may be obtained in responding to a request for records under this agreement or pursuant to a civil, administrative, or criminal subpoena. However, neither an attorney, nor any other person may obstruct or delay a law enforcement officer in serving a signed and valid search warrant.

4.
Failure to Produce Records: Failure to produce or make records available for copying pursuant to a valid reasonable or immediate request for access according to the terms of the request may result in punitive administrative measures against PROVIDER.

5.
Right to Appeal: PROVIDER has the right to appeal to the Division of Health Care Financing any claim arising out of a request for records under this agreement, including disputing any alleged overpayment or non-compliance with Medicaid rules.

6.
Criminal Proceedings: All claims involving criminal allegations will be prosecuted by the State Medicaid Fraud Unit (MFU). Objections to subpoenas, search warrants, or investigative tactics, behavior, and procedures may be handled in court.

7.
Effect of Criminal Sanctions: Criminal prosecutions which result in a conviction, including a plea bargain, may serve as a basis to terminate a Medicaid provider agreement.

PROVIDER

Type or Print PROVIDER Name

Type or Print Name of Corporation

PROVIDER Signature	Date:

DEPARTMENT

        PROVIDER is hereby accepted and is assigned the following Medicaid/UMAP Provider Number or National Provider Identification number:

Medicaid/UMAP Provider Number

Type or Print Title of Authorized Party

Signature of Authorized Party	Date:

        Division of Health Care Financing—Utah State Department of Health